Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (File No. 333-251993) on Form F-1 of our report dated January 8, 2021, relating to the financial statements of TELUS International (Cda) Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

January 19, 2021